Exhibit 99.1

May 3, 2017

XPERI CORPORATION ANNOUNCES FIRST QUARTER 2017 RESULTS

San Jose, Calif., (BUSINESS WIRE) – Xperi Corporation (Nasdaq: XPER) (the “Company” or “we”) today announced financial results for the first quarter ended March 31, 2017.

“Our results for the quarter exceeded the high end of our revenue guidance, driven by strength in our product licensing business and a lower than estimated impact from purchase accounting,” said Tom Lacey, CEO of Xperi. “We made positive progress on the integration of DTS and are on track to deliver our planned cost synergies as the Company continues to execute well across the business. We continue to develop roadmaps focused on the design of future integrated solutions across audio, imaging and semiconductor packaging technologies. Importantly, we are pleased with our progress in the Broadcom litigation and we continue to work on the major customer relicensing negotiation.”

Financial Highlights

($ in millions, except per share data)

	Q1 2017	Q1 2016
Revenue	$67.3	$60.0
GAAP Net Income (Loss)	$(11.0)	$18.1
Non-GAAP Net Income (Loss)	$(3.2)	$24.6
GAAP EPS (LPS)	$(0.22)	$0.36
Non-GAAP EPS (LPS)	$(0.07)	$0.48
Basic/Diluted Shares Outstanding	49.1	50.6

Other Relevant Metrics	Q1 2017	Q1 2016
Purchase Accounting Impact*	$31.3	$0
Operating Cash Flow**	$19.0	$30.1
Cash, Cash Equivalents & S-T Investments***	$122.2	$363.4
Total Debt	$598.5	$0
Debt Retired	$1.5	$0

*	Purchase Accounting Impact represents receipts from contracts with customers that are not recorded as revenue due to purchase accounting rules, but which would have been recorded as revenue if not for the acquisition of DTS. Internally, management includes the cash flow impact from these contracts when evaluating the Company’s operating performance, when planning, forecasting and analyzing future periods, and when assessing the performance of its management team.

**	The year-over-year reduction in operating cash flow is primarily attributable to the following: the positive cash flow contribution from audio licensing offset by the absence of payments from a key customer in the IP licensing business, interest expense from debt, higher litigation expense, and one-time expenses associated with the acquisition of DTS.
***	Includes $8.5 million of restricted cash in Q1 2017.

Dividends

On March 22, 2017, the Company paid $9.8 million to stockholders of record as of March 1, 2017, for the quarterly cash dividend of $0.20 per share of common stock.

Additionally, on April 26, 2017, the Board of Directors approved a regular quarterly dividend of $0.20 per share of common stock, payable on June 14, 2017 to stockholders of record on May 24, 2017.

Financial Guidance

Q2 2017	GAAP Outlook	Non-GAAP Outlook
Revenue	$88M to 92M	NA
EPS	$(0.11) to (0.08)	$0.25 to 0.32
Purchase Accounting Impact*	$7M

FY 2017	GAAP Outlook
Revenue	$370M to 445M
Operating Cash flow	$155M to 205M
Fully Diluted Shares	51M
Purchase Accounting Impact*	$51M

*	Purchase Accounting Impact represents receipts from contracts with customers that are not recorded as revenue due to purchase accounting rules, but which would have been recorded as revenue if not for the acquisition of DTS. Internally, management includes the cash flow impact from these contracts when evaluating the Company’s operating performance, when planning, forecasting and analyzing future periods, and when assessing the performance of its management team.

Conference Call Information

The Company will hold its first quarter 2017, earnings conference call at 2:00 PM Pacific time (5:00 PM Eastern time) on Wednesday, May 3, 2017. To access the call in the U.S., please dial 1-866-416-5346, and for international callers dial 1-913-312-1446, approximately 10 minutes prior to the start of the conference call. The conference ID is 6476150. The conference call will also be broadcast live over the Internet at www.xperi.com and available for replay for 90 days at www.xperi.com. In addition, an audio replay of the call will also be available to investors beginning at 5:00 p.m. Pacific Time, May 3, 2017 through 5:00 p.m. Pacific Time, May 10, 2017 by dialing 1-888-203-1112 or 1-719-457-0820 and entering 6476150.

Safe Harbor Statement

This press release contains forward-looking statements, which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve risks and uncertainties that could cause actual results to differ significantly from those projected, particularly with respect to the Company’s financial results and guidance, achievement of planned cost synergies, the Broadcom litigation, and relicensing of a major customer. Material factors that may cause results to differ from the statements made include the plans or operations relating to the businesses of the Company; market or industry conditions; changes in patent laws, regulation or enforcement, or other factors that might affect the Company’s ability to protect or realize the value of its intellectual property; the expiration of license agreements and the cessation of related royalty income; the failure, inability or refusal of licensees to pay royalties; initiation, delays, setbacks or losses relating to the Company’s intellectual property or intellectual property litigations, or invalidation or limitation of key patents; fluctuations in operating results due to the timing of new license agreements and royalties, or due to legal costs; the risk of a decline in demand for semiconductors and products utilizing our audio and imaging technologies; failure by the industry to use technologies covered by the Company’s patents; the expiration of the Company’s patents; the Company’s ability to successfully complete and integrate acquisitions of businesses; the risk of loss of, or decreases in production orders from, customers of acquired businesses; financial and regulatory risks associated with the international nature of the Company’s businesses; failure of the Company’s products to achieve technological feasibility or profitability; failure to successfully commercialize the Company’s products; changes in demand for the products of the Company’s customers; limited opportunities to license technologies due to high concentration in applicable markets for such technologies; the impact of competing technologies on the demand for the Company’s technologies; failure to realize the anticipated benefits of the Company’s recent acquisition of DTS, Inc., including as a result of integrating the business of DTS; pricing trends, including the Company’s ability to achieve economies of scale; the expected amount and timing of cost savings and operating synergies; and other developments in the markets in which the Company operates, as well as management’s response to any of the aforementioned factors. You are cautioned not to place undue reliance on the forward-looking statements, which speak only as of the date of this release.

The foregoing review of important factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included herein and elsewhere, including the Risk Factors included in the Company’s recent reports on Form 10-K and Form 10-Q and other documents of the Company on file with the Securities and Exchange Commission (the “SEC”). The Company’s SEC filings are available publicly on the SEC’s website at www.sec.gov. Any forward-looking statements made or incorporated by reference herein are qualified in their entirety by these cautionary statements, and there can be no assurance that the actual results or developments anticipated by the Company will be realized or, even if substantially realized, that they will have the expected consequences to, or effects on, the Company or its business or operations. Except to the extent required by applicable law, the Company undertakes no obligation to update publicly or revise any forward-looking statement, whether as a result of new information, future developments or otherwise.

About Xperi Corporation

Xperi Corporation (Nasdaq: XPER) and its wholly owned subsidiaries, DTS, FotoNation, Invensas and Tessera, are dedicated to creating innovative technology solutions that enable extraordinary experiences for people around the world. Xperi’s solutions are licensed by hundreds of leading global partners and have shipped in billions of products in areas including premium audio, broadcast, computational imaging, computer vision, mobile computing and communications, memory, data storage, and 3D semiconductor interconnect and packaging. For more information, please call +1 408-321-6000 or visit www.xperi.com.

Xperi, DTS, Invensas, FotoNation, Tessera and their respective logos are trademarks or registered trademarks of affiliated companies of Xperi Corporation in the United States and other countries. All other company, brand and product names may be trademarks or registered trademarks of their respective companies.

Recurring and IP Episodic Revenue

Recurring revenue is defined as revenue from a license agreement or other agreement that is scheduled to occur over at least one year of time. IP Episodic revenue is Semiconductor and IP licensing business revenue payable within one year pursuant to a contract. IP Episodic revenue includes non-recurring engineering fees, initial license fees, back payments resulting from audits, damages awarded by courts or other tribunals, and lump sum settlement payments.

Importantly, a source of episodic revenue may become a source of recurring revenue, when, for example, a company settles litigation with the Company by paying a settlement amount and entering into a license agreement that calls for an initial license fee and ongoing royalty payment over several years. In that scenario, the settlement amount would be episodic revenue, as would the initial license fee, and the ongoing royalties would be recurring revenue.

Non-GAAP Financial Measures

In addition to disclosing financial results calculated in accordance with U.S. Generally Accepted Accounting Principles (GAAP), the Company’s earnings release contains non-GAAP financial measures adjusted for discontinued operations, either one-time or ongoing non-cash acquired intangibles amortization charges, acquired in-process research and development, all forms of stock-based compensation, impairment charges on long-lived assets and goodwill, gain on sale of patents, restructuring and other related exit costs, and related tax effects. The non-GAAP financial measures also exclude the effects of FASB Accounting Standards Codification 718, “Stock Compensation” upon the number of diluted shares used in calculating non-GAAP earnings per share. Management believes that the non-GAAP measures used in this release provide investors with important perspectives into the Company’s ongoing business performance. The non-GAAP financial measures disclosed by the Company should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP, and the financial results calculated in accordance with GAAP and reconciliations to those financial statements should be carefully evaluated. The non-GAAP financial measures used by the Company may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies. All financial data is presented on a GAAP basis except where the Company indicates its presentation is on a non-GAAP basis.

Set forth below are reconciliations of non-GAAP net income (loss) to the Company’s reported GAAP net income (loss) and non-GAAP earnings per share to GAAP earnings per share guidance for the second quarter of 2017.

– Tables Follow –

XPER-E

XPERI CORPORATION

CONSOLIDATED BALANCE SHEETS

(in thousands)

	March 31,	December 31,
	2017	2016*
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$60,548	$65,626
Short-term investments	53,138	47,379
Accounts receivable, net	22,995	15,863
Unbilled contract receivables	17,853	51,923
Other current assets	15,084	19,150

Total current assets	169,618	199,941

Restricted cash	8,469	—
Property and equipment, net	37,586	38,855
Intangible assets, net	513,325	541,879
Goodwill	386,413	382,963
Other assets	27,892	22,798

Total assets	$1,143,303	$1,186,436

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$4,239	$7,531
Accrued legal fees	9,004	7,505
Accrued liabilities	29,391	29,086
Current portion of long-term debt	6,000	6,000
Deferred revenue	2,827	895

Total current liabilities	51,461	51,017

Long-term deferred tax liabilities	803	32,565
Long-term debt, net	576,345	577,239
Other long-term liabilities	17,708	17,830

Stockholders’ equity:
Common stock	60	59
Additional paid-in capital	656,670	644,194
Treasury stock	(303,365)	(300,114)
Accumulated other comprehensive income	(110)	(148)
Retained earnings	143,731	163,794

Total stockholders’ equity	496,986	507,785

Total liabilities and stockholders’ equity	$1,143,303	$1,186,436

*	Derived from audited financial statements

XPERI CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share amounts)

(unaudited)

	Three Months Ended
	March 31,
	2017	2016
Revenue:
Royalty and license fees	$67,255	$59,977

Total revenue	67,255	59,977

Operating expenses:
Cost of revenue	1,400	87
Research, development and other related costs	26,012	10,069
Selling, general and administrative	41,205	11,094
Amortization expense	28,555	6,022
Litigation expense	9,978	6,550

Total operating expenses	107,150	33,822

Operating income (loss)	(39,895)	26,155

Interest expense	(6,459)	—
Other income and expense, net	46	807

Income (loss) before taxes	(46,308)	26,962
Provision for (benefit from) income taxes	(35,279)	8,872

Net income (loss)	$(11,029)	$18,090

Basic and diluted net income (loss) per share:
Net income (loss) per share - basic	$(0.22)	$0.36

Net income (loss) per share - diluted	$(0.22)	$0.36

Cash dividends declared per share	$0.20	$0.20

Weighted average number of shares used in per share calculations - basic	49,139	49,998

Weighted average number of shares used in per share calculations - diluted	49,139	50,566

XPERI CORPORATION

RECONCILIATION TO NON-GAAP INCOME FROM GAAP NET INCOME (LOSS)

(in thousands, except per share amounts)

(unaudited)

	Three Months Ended
	March 31,
	2017	2016
GAAP net income (loss)	$(11,029)	$18,090

Adjustments to GAAP net income (loss):
Stock-based compensation expense:
Research, development and other	2,697	1,384
Selling, general and administrative	4,364	2,256
Amortization of acquired intangibles	28,555	6,022
Acquisition transaction costs	1,871
Severence from DTS acquisition
Research, development and other	49	—
Selling, general and administrative	481	—
Post acquisition retention bonus to DTS employees
Research, development and other	869	—
Selling, general and administrative	2,753	—
Tax adjustments for non-GAAP items	(33,808)	(3,180)

Non-GAAP net income (loss)	$(3,198)	$24,572

Non-GAAP net income (loss) per common share - diluted	$(0.07)	$0.48

Weighted average number of shares used in per share calculations excluding the effects of stock based compensation - diluted	49,139	51,590

XPERI CORPORATION

EPISODIC AND RECURRING REVENUE

(in thousands)

(unaudited)

	Three Months Ended
	March 31,
	2017	2016
Revenue:
IP Episodic	$3,750	$5,386
Recurring	63,505	54,591

Total revenue	$67,255	$59,977

XPERI CORPORATION

RECONCILIATION FOR GUIDANCE ON

GAAP TO NON-GAAP EARNINGS PER SHARE

(unaudited)

	Three Months Ended
	June 30, 2017
	Low	High
Earnings per share - GAAP	$(0.11)	$(0.08)

Acquisition related costs	0.07	0.07
Stock based compensation	0.16	0.16
Amortization of intangible assets	0.56	0.56

Subtotal GAAP adjustments	0.79	0.79

Income tax effect and other	(0.43)	(0.39)

Earnings per share - non-GAAP	$0.25	$0.32